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                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                              ROSLYN BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                11-3333218
(State of incorporation or organization)             (I.R.S Employer
                                                   Identification No.)

  ONE JERICHO PLAZA, JERICHO, NEW YORK                    11753
(Address of principal executive offices)                (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                             NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
----------------------------------------     -----------------------------------
                 None                                     None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box:   / X /

Securities Act registration statement file number to which this form relates:
(If applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         PREFERRED STOCK PURCHASE RIGHTS
                              (TITLE OF EACH CLASS)

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




      The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on September 29, 2000, as follows:



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 29, 2000 by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:


AMENDMENT

      On June 27, 2003, the Company and New York Community Bancorp, Inc. ("NYCB") announced that they have entered into an Agreement and Plan of Merger pursuant to which the Company will merge with and into NYCB (the "Transaction"). In connection with the Transaction, the Company granted NYCB an option to purchase up to 15,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (or, if lesser, 19.9% of the issued and outstanding shares of Common Stock without giving effect to the option) under certain circumstances pursuant to a Stock Option Agreement (the "Stock Option").

      In connection with the Transaction, the Company has entered into an amendment (the "Rights Agreement Amendment") to the Company's Stockholder Protection Rights Agreement. The Rights Agreement Amendment exempts NYCB from being deemed an "Acquiring Person" because of the Transaction and the Stock Option Agreement and exempts the Transaction and the Stock Option Agreement from the definition of the "Stock Acquisition Date" and the "Flip-in Date." This summary description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is attached as Exhibit 4.4.

ITEM 2.  EXHIBITS.

4.1 Stockholder Protection Rights Agreement, dated as of September 26, 2000, between Roslyn Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.1 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.2 Form of Rights Certificate (filed as Exhibit 4.2 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.3 Form of Certificate of Designation, Preferences and Right of Series A Junior Participating Preferred Stock of Roslyn Bancorp, Inc. (filed as
      Exhibit 4.3 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.4 Amendment, dated as of June 27, 2003, to Stockholder Protection Rights Agreement, dated as of September 26, 2000, between Roslyn Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (filed as Exhibit
      4.2 to Quarterly Report on Form 10-Q, filed August 14, 2003, and incorporated herein by reference).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ROSLYN BANCORP, INC.



Dated:  August 14, 2003                 By: /s/ Michael P. Puorro
                                            ----------------------------------
                                            Name:  Michael P. Puorro
                                            Title: Treasurer & CFO

                                  EXHIBIT INDEX

4.1 Stockholder Protection Rights Agreement, dated as of September 26, 2000, between Roslyn Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.1 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.2 Form of Rights Certificate (filed as Exhibit 4.2 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.3 Form of Certificate of Designation, Preferences and Right of Series A Junior Participating Preferred Stock of Roslyn Bancorp, Inc. (filed as
      Exhibit 4.3 to Form 8-A, filed September 29, 2000, and incorporated herein by reference).
4.4 Amendment, dated as of June 27, 2003, to Stockholder Protection Rights Agreement, dated as of September 26, 2000, between Roslyn Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent (filed as Exhibit
      4.2 to Quarterly Report on Form 10-Q, filed August 14, 2003, and incorporated herein by reference).